SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                           THE SECURITIES ACT OF 1934



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        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 26, 2003


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                            BUCKEYE TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)


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
DELAWARE                                    33-60032                            62-1518973
(State of Incorporation)                    (Commission File Number)   (I.R.S. Employer Identification No.)

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                  1001 Tillman Street, Memphis, Tennessee 38112
                    (Address of principal executive offices)



           Registrant's telephone, including area code (901) 320-8100

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ITEM 5.  OTHER EVENTS

         On March 26, 2003, the Registrant issued the following press release announcing that Mr. Robert E. Cannon, Chairman and Chief Executive Officer, will retire in June 2003.

                                    News from
FOR IMMEDIATE RELEASE
                                   Contacts:  Kris Matula, Senior Vice President
                                                                    901-320-8588
                                                                 Gordon Mitchell
                                                      Investor Relations Manager
                                                                    901-320-8256
                                                       Website:  www.bkitech.com
BUCKEYE CEO ROBERT CANNON ANNOUNCES RETIREMENT;
DAVID FERRARO ELECTED CHAIRMAN & CEO, JOHN CROWE
PRESIDENT AND COO

MEMPHIS, TN March 26, 2003 - Buckeye Technologies Inc. (NYSE:BKI) today announced that Robert E. Cannon, Chairman and Chief Executive Officer, will retire in June 2003.

Mr. Cannon, who led the leveraged buy-out of Procter & Gamble's pulp business which resulted in the formation of Buckeye, has served as the Company's Chairman and CEO since it was established in 1993. He successfully took the Company public in 1995 and has presided over business growth which has firmly established Buckeye as a leader in the markets that it serves.

Speaking on behalf of the Buckeye Board of Directors, Samuel M. Mencoff, Buckeye's longest serving Independent Director, commented, "Bob Cannon is truly a remarkable individual. He is not only a visionary leader, but is also an exceptional manager who has energetically guided the Company's development over the last ten years."

In anticipation of Mr. Cannon's retirement, the Board has elected David B. Ferraro, currently Buckeye President and Chief Operating Officer, to the office of Chairman and Chief Executive Officer succeeding Mr. Cannon effective April 1, 2003. Other key management changes being made in accordance with the Company's succession plan include:

John B. Crowe, currently Buckeye Senior Vice President - Wood Cellulose, will succeed Mr. Ferraro as President and Chief Operating Officer.

Kristopher J. Matula, currently Senior Vice President - Nonwovens, will assume additional strategic planning responsibilities and will become Senior Vice President - Nonwovens and Corporate Strategy.

R. Howard Cannon, currently Vice President - Nonwovens Sales, will become Senior Vice President - Wood Cellulose succeeding Mr. Crowe.

The other members of Buckeye's Executive Team will continue in their current roles. Robert E. Cannon will remain on Buckeye's Board of Directors.

Mr. Robert Cannon commented, "Buckeye is in good hands. Dave Ferraro has served as our President since the Company was founded. He is a broadly experienced leader and is intimately familiar with all aspects of Buckeye's business. John Crowe also has wide industry experience having held management positions at Weyerhaeuser and Parsons & Whittemore in addition to our Company. He too is an outstanding executive. Buckeye's strong Management Team, supported by our highly skilled and extraordinarily dedicated employees, will spark a robust recovery from the depressed economy that has recently impacted so many firms."

Buckeye, a leading manufacturer and marketer of specialty cellulose and absorbent products, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, Ireland and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company's operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.

                            BUCKEYE TECHNOLOGIES INC.


                            /S/ GAYLE L. POWELSON
                            --------------------------------------
                            Gayle L. Powelson
                            Senior Vice President, Chief Financial Officer March 26, 2003